Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-33755, Registration Statement No. 33-61444, Registration Statement No. 333-84369, Registration Statement No. 333-84405, Registration Statement No. 333-101914, Registration Statement No. 333-132762, Registration Statement No. 333-158985 each on Form S-8, Amendment No. 2 to Registration Statement No. 333-44874, Amendment No.1 to Registration Statement No. 333-160579, and Post-Effective Amendments No. 1 through No. 8 to Registration Statement No. 333-168546 each on Form S-3, of our reports dated February 27, 2012, relating to the consolidated financial statements of Rowan Companies, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's completed sale of its wholly owned manufacturing subsidiary, LeTourneau Technologies, Inc., and land drilling services business on June 22, 2011, and September 1, 2011, respectively) and the effectiveness the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Houston, Texas

February 27, 2012